Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Anheuser-Busch InBev SA/NV (“AB InBev”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of AB InBev, without nominal value, and American Depositary Shares, evidenced by American Depositary Receipts, each representing one ordinary share without nominal value, in each case to be offered and sold by AB InBev (the “Securities”) pursuant to the following plans: the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan, the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) and the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries). Such Securities will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary or any Assistant Corporate Secretary of AB InBev, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by AB InBev pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date:	March 3, 2010	By:	/s/ Carlos Brito
Carlos Brito Chief Executive Officer

Date:	March 3, 2010	By:	/s/ Felipe Dutra
Felipe Dutra Chief Financial Officer

Date:	March 3, 2010	By:
August A. Busch IV Director

Date:	March 3, 2010	By:	/s/ Jean-Luc Dehaene
Jean-Luc Dehaene Director

Date:	March 3, 2010	By:	/s/ Stéfan Descheemaeker
Stéfan Descheemaeker Director

Date:	March 3, 2010	By:	/s/ Peter Harf
Peter Harf Director (Chairman of the Board)

[Signature page of 401(k) Power of Attorney]

Date:	March 3, 2010	By:	/s/ Marcel Hermann Telles
Marcel Hermann Telles Director

Date:	March 3, 2010	By:	/s/ Jorge Paulo Lemann
Jorge Paulo Lemann Director

Date:	March 3, 2010	By:	/s/ Arnoud de Pret Roose de Calesberg
Arnoud de Pret Roose de Calesberg Director

Date:	March 3, 2010	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Director

Date:	March 3, 2010	By:	/s/ Kees J. Storm
Kees J. Storm Director

Date:	March 3, 2010	By:	/s/ Roberto Moses Thompson Motta
Roberto Moses Thompson Motta Director

Date:	March 3, 2010	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Director

Date:	March 3, 2010	By:	/s/ Carlos Alberto da Veiga Sicupira
Carlos Alberto da Veiga Sicupira Director

Date:	March 3, 2010	By:	/s/ Mark Winkelman
Mark Winkelman Director

[Signature page of 401(k) Power of Attorney]